Exhibit 10.8
[FORM OF LETTER AGREEMENT TO BE ENTERED INTO
BY AND BETWEEN THE REGISTRANT AND
BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, INC.]
                          , 2005
BB&T CAPITAL MARKETS, a Division of Scott & Stringfellow, Inc.
909 East Main Street, 7th Floor
Richmond, VA 23218-1575

Re:	Global Logistics Acquisition Corporation — Letter Agreement Regarding Warrant Purchases
Dear Ladies and Gentlemen:
     This letter agreement (the “Agreement”) is being delivered to you in connection with the agreement of each of the initial stockholders (collectively, the “Warrant Purchase Agreements”) of Global Logistics Acquisition Corporation (the “Company”) to purchase (the “Purchase Commitment”) warrants (the “Warrants”) of the Company that are included in the units (the “Units”) being sold in the Company’s initial public offering (“IPO”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-128591) (as may be amended and supplemented from time to time, the “Registration Statement”).
     In connection with the Warrant Purchase Agreements, the Company agrees to make all commercially reasonable efforts to cause all Warrant purchases made pursuant to the Warrant Purchase Agreements to be reported to the Securities and Exchange Commission (the “Commission”) and publicly disclosed on a beneficial ownership report on Form 4, to the extent such reporting and public disclosure is required pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. The Company further agrees to make available a representative of the Company (in person at the offices of the Commission’s Division of Market Regulation (the “Division”) in Washington, DC or by telephone) to respond to inquiries by the Division regarding the purchase of Warrants pursuant to the Warrant Purchase Agreements.
     In connection herewith, BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (“BB&T”) agrees that, in the event Warrant purchases pursuant to the Warrant Purchase Agreements trigger an initial filing requirement under Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, such Warrant purchases will be reported to the Commission and publicly disclosed on an initial beneficial ownership report on Form 3. BB&T further agrees to provide, or cause to be provided, to the Division, promptly upon its request, a daily time-sequenced schedule of all Warrant purchases pursuant to this Agreement, on a transaction-by-transaction basis, including (i) size, time of execution, and price of purchase, and (ii) the exchange, quotation system, or other facility through which each Warrant purchase occurred, such information to be transmitted to the Division at its headquarters in Washington, DC within thirty (30) calendar days of such request. BB&T further agrees to make available a representative of BB&T (in person at the offices of the Division in Washington, DC or by telephone) to respond to inquiries by the Division regarding the purchase of Warrants pursuant to the Warrant Purchase Agreements.
     This Agreement shall be binding on each of the Company and the Representative and their respective successors and assigns.
     This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

     No term or provision of this Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
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Very truly yours, GLOBAL LOGISTICS ACQUISITION CORPORATION
By:
Name:
Title:

Accepted and agreed as of the date hereof: BB&T CAPITAL MARKETS A Division of Scott & Stringfellow, Inc.
By:
Name:
Title:

[Letter Agreement Regarding Warrant Purchases]